================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): August 23, 2001

                                Radio One, Inc.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                   333-30795                         52-1166660
(State or other jurisdiction of incorporation)     (Commission File Number)      (IRS Employer Identification No.)

                         5900 PRINCESS GARDEN PARKWAY
                                   7TH FLOOR
                            LANHAM, MARYLAND 20706
         (Address of Principal Executive Offices, including Zip Code)

                                (301) 306-1111
             (Registrant's Telephone Number, Including Area Code)

================================================================================

Item 7    Financial Statements, Pro Forma Information and Exhibits

          The purpose of this Current Report on Form 8-K is to update certain financial statements and pro forma information most recently reported on the Form 8-K filed with the SEC on August 6, 2001 (File No. 000-25969, Film
No. 1714323).

          (a)  Financial statement of businesses acquired.

                 Blue Chip Broadcasting, Inc. and Subsidiaries
                     Condensed Consolidated Balance Sheets

                                                            June 30,             December 31,
                                                              2001                  2000
                                                          ------------         -------------
                                                          (UNAUDITED)
ASSETS:

  Cash and cash equivalents                              $    144,437         $    893,474
  Accounts receivable, less allowance
    for doubtful accounts of $462,000 and
    $352,000, respectively                                  7,507,210            6,602,909
  Prepaid expenses and other                                  959,915              248,310
                                                         ------------         ------------
     Total current assets                                   8,611,562            7,744,693

  Property and equipment, net                               7,679,628            8,829,222
  Intangible assets, net                                   75,061,088           80,889,744
  Other                                                     1,660,002            1,271,254
                                                         ------------         ------------
     Total assets                                        $ 93,012,280         $ 98,734,913
                                                         ============         ============
LIABILITIES AND REDEEMABLE COMMON STOCK:

  Current portion of long-term debt                       $ 3,268,208         $  2,934,836
  Accounts payable, trade                                   1,367,650              724,512
  Accrued expenses                                          2,144,132            1,548,640
  Accrued interest                                            319,691               56,168
  Other                                                       457,880               20,079
                                                         ------------         ------------
     Total current liabilities                              7,557,561            5,284,235

  Long-term debt                                           44,227,537           48,245,242
  Accrued interest, subordinated debt                       3,573,520            3,113,759
  Other                                                        62,351               73,260
                                                         ------------         ------------
     Total liabilities                                     55,420,969           56,716,496

  Commitments and contingencies

  Series B redeemable common stock, $.01 par value,
     776,962 shares authorized, issued and outstanding;
     liquidation value of $40,000,000                      40,000,000           40,000,000
  Series D redeemable common stock, $.01 par value,
    398,794 shares authorized, issued and outstanding;
    liquidation value of $32,347,397 and $31,306,027
    at June 30, 2001 and December 31, 2000, respectively   32,347,397           31,306,027

STOCKHOLDERS' DEFICIT:

  Series A common stock, $.01 par value, 1,031,429
    shares authorized, 1,015,063 issued and outstanding        10,151               10,151
  Series C common stock, $.01 par value, 199,114
    shares authorized, none issued or outstanding
  Accumulated deficit                                     (34,766,237)         (29,297,761)
                                                         ------------         ------------
     Total stockholders' deficit                          (34,756,086)         (29,287,610)
                                                         ------------         ------------
     Total liabilities, redeemable common stock and
       stockholders' deficit                             $ 93,012,280         $ 98,734,913
                                                         ============         ============

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                 Blue Chip Broadcasting, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
        For the three months and six months ended June 30, 2001 and 2000
                                  (UNAUDITED)


                                                            Three months ended June 30,           Six months ended June 30,
                                                             2001                 2000              2001             2000
                                                             ----                 ----              ----             ----

Broadcast revenue                                        $ 9,157,030          $ 8,645,065       $16,359,306      $ 15,191,250
Barter revenue                                               251,850              190,497           474,319           361,353
Other revenues                                             1,021,827              566,964         1,587,808         1,034,498
  Less agency commissions                                 (1,092,911)          (1,073,373)       (1,879,229)       (1,834,875)
                                                         -----------          -----------       -----------      ------------
    Net revenue                                            9,337,796            8,329,153        16,542,204        14,752,226

Broadcast operating expenses                               6,453,647            5,561,583        11,881,517        10,134,009
Barter expense                                               192,634              190,497           420,998           361,353
Depreciation and amortization                              1,959,657            1,846,860         3,914,621         3,413,485
Corporate general and administrative                         639,187              402,332         1,323,264           824,690
Terminated acquisition costs                                       -                8,000                 -           347,611
                                                         -----------          -----------       -----------      ------------
    Operating income (loss)                                   92,671              319,881          (998,196)         (328,922)

Interest expense                                          (1,357,429)          (1,580,153)       (2,855,236)       (3,129,970)
Interest income                                                  908               29,427               561            35,672
Loss on sale of radio stations                              (138,773)              (5,199)         (574,235)           (3,849)
                                                         -----------          -----------       -----------      ------------
    Net loss                                              (1,402,623)          (1,236,044)       (4,427,106)       (3,427,069)

Series D redeemable stock dividends                         (523,561)            (245,000)       (1,041,370)         (245,000)
Accretion of redemption value of
  Series B redeemable common stock                                 -            6,000,000                 -        (4,500,000)
                                                         -----------          -----------       -----------      ------------
    Net income (loss) applicable to common stock         $(1,926,184)         $ 4,518,956       $(5,468,476)     $ (8,172,069)
                                                         ===========          ===========       ===========      ============
Basic and Diluted Income (Loss) Per Common Share

    Net income (loss) per common share                   $     (0.88)         $      2.28       $     (2.50)     $      (4.33)
Weighted Average Common Shares Outstanding
  Basic and Diluted                                        2,190,819            1,980,466         2,190,819         1,886,766



   The accompanying notes are an integral part of the condensed consolidated financial statements.

                 Blue Chip Broadcasting, Inc. and Subsidiaries
                Condensed Consolidated Statements of Cash Flows
               For the six months ended June 30, 2001 and 2000
                                  (UNAUDITED)

                                                                    2001               2000
                                                                -----------       ------------
Cash flows from operating activities:

   Net cash provided by operating activities                    $   496,374       $     86,288
                                                                -----------       ------------
Cash flows from investing activities:
     Capital expenditures                                          (239,471)          (822,170)
     Cash paid for acquisitions                                                    (25,364,907)
     Purchase of intangible asset                                   (60,000)                 -
     Proceeds from sales of radio stations                        2,850,000                  -
     Deposits and other                                             (16,549)             9,000
                                                                -----------       ------------
   Net cash provided (used) by investing activities               2,533,980        (26,178,077)
                                                                -----------       ------------

Cash flows from financing activities:
     Issuance of long term debt                                   1,000,000          7,850,000
     Issuance of common stock                                             -         30,000,000
     Repayment of long term debt                                 (4,684,333)       (11,412,333)
     Payment of debt issuance costs                                 (95,058)          (191,646)
     Payment of equity issuance costs                                     -           (364,744)
     Other                                                                -            (35,761)
                                                                -----------       ------------
   Net cash (used) provided by financing activities              (3,779,391)        25,845,516
                                                                -----------       ------------

   Net decrease in cash                                            (749,037)          (246,273)
   Cash and cash equivalents, beginning of period                   893,474          1,612,105
                                                                -----------       ------------
   Cash and cash equivalents, end of period                     $   144,437       $  1,365,832
                                                                ===========       ============



   The accompanying notes are an integral part of the condensed consolidated financial statements.

                 Blue Chip Broadcasting, Inc. and Subsidiaries
               Notes to Condensed Consolidated Financial Statements



1. Financial Statements

The December 31, 2000 condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, the Company believes that the disclosures are adequate to make the information presented not misleading and reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. Results for interim periods may not be indicative of results for the full year. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements for the year ended December 31, 2000 and the notes thereto included in the Radio One Amendment #1 to Form 8-K dated April 9, 2001.

2. Dispositions and Pending Dispositions

On March 16, 2001, the Company sold the FCC license and certain broadcast assets of WFIA-AM in Louisville, Kentucky for $1,750,000. The Company recognized a loss of approximately $433,000 related to the sale.

On June 24, 2001, the Company sold the FCC license and certain broadcast assets of WBTF-FM in Lexington, Kentucky for $1,100,000 in cash and a note receivable valued at approximately $397,000. The Company recognized a loss of approximately $139,000 related to the sale.

The Company has a definitive agreement to sell the assets of radio station WLXO-FM in Lexington, Kentucky for $400,000. This sale is expected to be completed upon final order from the FCC in the fourth quarter of 2001.

3. Subsequent Event - Radio One Merger

On August 10, 2001, the Company and the Company's stockholders completed its merger with Radio One Inc. ("Radio One"). The merger provided for the merger of the Company with and into a wholly owned subsidiary of Radio One. All of the Company's subsidiaries became wholly owned subsidiaries of Radio One. The Company's stockholders received aggregate consideration of $190,000,000 less the consolidated liabilities of the Company and other adjustments as defined in the merger agreement. The net proceeds were paid to the Company in approximately $81.7 million of Radio One Class D common stock with the remaining balance paid in cash. This merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code; therefore, any gain attributable to the stock consideration received by the Company's stockholders will not be immediately subject to federal income taxes.

The Company has incurred approximately $550,000 in legal and accounting fees related to the merger, of which approximately $200,000 were incurred in the second quarter of 2001 and approximately $425,000 were incurred during the first six months of 2001. These costs have been expensed as incurred.

4. Recently Issued Accounting Pronouncement

In June 2001, the FASB issued Statements of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141, which became effective on July 1, 2001, eliminated the use of pooling of interests for all business combinations initiated after June 29, 2001 and also established specific criteria for the recognition of intangible assets separate from goodwill. SFAS 142 requires that a company no longer amortize the goodwill and intangible assets determined to have an indefinite life and also requires an annual impairment testing of those assets. SFAS 142 must be adopted in the first quarter of the first fiscal year beginning after December 15, 2001. The Company will adopt SFAS 142 on January 1, 2002. The Company is currently evaluating the full impact that SFAS 141 and SFAS 142 will have on its consolidated financial statements, and believe that SFAS 142 could have a material impact on our financial statements as amortization of goodwill and certain other intangible assets represents a significant expense for the Company.

(b) Pro forma financial information.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

   The following unaudited pro forma consolidated financial statements for the year ended December 31, 2000 and the six months ended June 30, 2001 (the "Pro Forma Consolidated Financial Statements") are based on the historical Consolidated Financial Statements of Radio One included in our Annual Report on Form 10-K for the year ended December 31, 2000 which we filed with the SEC on April 2, 2001 (File No. 000-25969, Film No. 1591885) and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 which we filed with the SEC on August 14, 2001 (File No. 000-25969, Film No. 1714323).

   The pro forma amounts for the year ended December 31, 2000, and the six months ended June 30, 2001, are adjusted to give effect to the following transactions as if they had occurred on January 1, 2000:

  .  our acquisitions of:

    -- WPLY-FM in Philadelphia;

    -- Davis Broadcasting (through which we acquired six radio stations:
       WTHB-AM, WAEG-FM, WAKB-FM, WAEJ-FM and WFXA-FM in Augusta, and WCHH-FM (formerly WCCJ-FM) in Charlotte;

    -- WYJZ-FM, WHHH-FM, WTLC-FM (formerly WBKS-FM) and WDNI-LP (formerly
       W53AV-LP) in Indianapolis; and

    -- twelve radio stations from Clear Channel Communications, Inc. and AMFM, Inc. (KKBT-FM in Los Angeles, KMJQ-FM and KBXX-FM in Houston, WVCG-AM in Miami, KBFB-FM in Dallas, WZAK-FM and WJMO-AM in Cleveland, WFXC-FM, WFXK-FM, WNNL-FM and WQOK-FM in Raleigh-Durham, and the subsequently divested WJMZ-FM in Greenville);

    -- WJMO-FM (formerly WPLZ-FM), WCDX-FM, WPZE-FM and WGCV-AM in
       Richmond;

    -- Blue Chip Broadcasting, Inc. (through which we acquired sixteen radio stations: WIZF-FM and WDBZ-AM in Cincinnati, WCKX-FM, WXMG-FM and WJYD-FM in Columbus, WGTZ-FM, WING-FM, WING-AM and WKSW-FM in Dayton, WDJX-FM, WBLO-FM, WGZB-FM, WULV-FM, WMJM-FM and WLRS-FM in Louisville, and KTTB-FM in Minneapolis); and

  .  our pending acquisitions of:

    -- WPEZ-FM in Atlanta (pro forma balance sheet only);

  .  the divestiture of KJOI-AM in Dallas;

  . the use of proceeds from our bank credit facility used to finance partially the Clear Channel/AMFM and Blue Chip acquisitions; and

  . the issuance on May 18, 2001 of $300 million of 8 7/8% senior subordinate notes due 2011.

   The pro forma balance sheet data are adjusted to give effect to the transactions described above as if they had occurred as of June 30, 2001, unless the transactions had actually occurred prior to that date.

The pro forma balance sheet as of June 30, 2001, and the pro forma statements of operations for the year ended December 31, 2000 and for the six months ended June 30, 2001, were prepared to retroactively reflect the Financial Accounting Standards Board (FASB) pronouncements No. 141 and 142 "Business Combinations and Intangible Assets--Accounting for Goodwill, which were issued in June 2001. The new pronouncements require the use of purchase accounting and the use of a non-amortization approach to account for certain purchased intangible assets. Under the non-amortization approach, certain intangible assets would be tested for impairment, rather than being amortized to earnings. For the acquisitions completed after June 30, 2001, which were Blue Chip Broadcasting, Inc. and Richmond III, the amortization expense related to the goodwill and the FCC licenses of those acquisitions were not included in these pro forma statements of operations. For the year ended December 31, 2000, approximately $13.9 million of amortization expense was not included in the pro forma statement of operations. For the six months ended June 30, 2001, approximately $7.0 million of amortization expense was not included in the pro forma statement of operations. The purchase accounting allocation used in the pro formas are preliminary as the Company believes that further refinement is impractical at this time.

     These transactions are described in the accompanying notes to the Pro Forma Consolidated Financial Statements. The pro forma data are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Consolidated Financial Statements do not purport to represent what our results of operations or financial condition would actually have been had these transactions occurred on the dates indicated or to project our results of operations or financial condition for any future period or date. The Pro Forma Consolidated Financial Statements should be read in conjunction with our Consolidated Financial Statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2000 which we filed with the SEC on April 2, 2001 (File No. 000-25969, Film No. 1591885), our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 which we filed with the SEC on August 14, 2001 (File No. 000-25969, Film No. 1714323) and the historical consolidated financial statements of Blue Chip and its subsidiaries included in our Amendment No. 1 to the 8-K, which we filed with the SEC on April 9, 2001 (File No. 000-25969, Film No. 1598370).

   After an acquisition, the total consideration of such acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed, if any, based upon their respective estimated fair values. The allocation of the aggregate total consideration included in the Pro Forma Consolidated Financial Statements is preliminary as we believe further refinement is impractical at this time. However, we do not expect that the final allocation of the total consideration will materially differ from the preliminary allocations.

    Unaudited Pro Forma Consolidated Statement of Operations and Other Data

                                            Year Ended December 31, 2000
                          -----------------------------------------------------------------

                                                        Pro Forma
                                          Completed        for                   Pro Forma
                                         Transactions   Completed      Other         as
                          Historical(a) Adjustments(b) Transaction  Adjustments   Adjusted
                          ------------- -------------- -----------  -----------  ----------
                                                    (in thousands)
Statement of Operations:
 Net broadcast revenue..   $   155,666     $101,996     $257,662         --      $  257,662
 Station operating
  expenses..............        77,280       52,313      129,593         --         129,593
 Corporate expenses.....         6,303        1,080        7,383         --           7,383
 Depreciation and
  amortization..........        63,207       60,244      123,451         --         123,451
                           -----------     --------     --------       -----     ----------
 Operating income
  (loss)................         8,876      (11,641)      (2,765)        --          (2,765)
 Interest expense.......        32,407       36,126       68,533                     68,533
 Other income (expense),
  net...................        20,084      (20,019)          65         --              65
 Income tax expense
  (benefit).............           804           --          804        (804)(c)        --
                           -----------     --------     --------       -----     ----------
 Net loss...............   $    (4,251)    $(67,786)    $(72,037)      $(804)    $  (71,233)
                           ===========     ========     ========       =====     ==========
Net loss applicable to
 common stockholders....   $   (13,487)                                          $  (91,385)
                           ===========                                           ==========
Earnings per Common
 Share:
 Basic and diluted......   $      (.16)                                          $    (1.01)
Weighted Average Common
 Shares Outstanding
 Basic and diluted......        84,540                                               90,376

Statement of Cash Flows:
Cash flows from:
 Operating activities...   $    55,686
 Investing activities...    (1,220,023)
 Financing activities...     1,178,995

Other Data:
Broadcast cash flow(d)..   $    78,386                                           $  128,069
Broadcast cash flow
 margin(e)..............          50.4%                                                49.7%
EBITDA(d)...............   $    72,271                                           $  120,874
EBITDA margin(e)........          46.4%                                                46.9%
After tax cash flow(d)..   $    48,712                                           $   30,254
Cash interest
 expense(f).............        28,581                                               63,453
Capital expenditures....         3,665                                                5,168
Ratio of total debt to EBITDA..................................................        6.7x
Ratio of EBITDA to interest expense............................................        1.8x
Ratio of EBITDA to cash interest expense(f)....................................        1.9x
Ratio of earnings to fixed charges(g)..........................................         --

Footnotes for the Unaudited Pro Forma Consolidated Statement of Operations and Other Data for the Year Ended December 31, 2000

 (a) See the consolidated financial statements included in our Annual Report on Form 10-K for the year December 31, 2000 which we filed with the SEC on April 2, 2001 (File No. 000-25969, Film No. 1591885).
 (b) The table below gives effect to the acquisitions completed during the period January 1, 2000 through August 23, 2001, as if they occurred on January 1, 2000. The operating results include activities of these entities during 2000 prior to the period acquired by Radio One. The 2000 operating results after the acquisition by Radio One are included in the Radio One historical amounts:

                                                                  Historical
                   -------------------------------------------------------------------------------------------------
                        WPLY            Davis           Shirk           AMFM        Clear Channel     Richmond III
                   Historical(/1/) Historical(/2/) Historical(/3/) Historical(/4/) Historical(/4/)   Historical(/5/)
                   --------------- --------------- --------------- --------------- ---------------   ---------------
                                                                (in thousands)
Statement of
 Operations:
Net broadcast
 revenue.........      $1,405          $1,534          $2,189          $32,246         $33,153            $--
Station operating
 expenses........         726             961           1,539           15,342          12,138             --
Corporate                                                                                                  --
 expenses........         117              49               8              --              --
Depreciation and
 amortization....           6             135             160            5,947           3,488             --
Asset impairment
 loss............         --              --              --               --              --              --
                       ------          ------          ------          -------         -------            ----
 Operating income
  (loss).........         556             389             482           10,957          17,527             --
Interest
 expense.........         --              --               85              --              --              --
Other income
 (expense), net..           9             --               22              --              --
Income tax
 allocation......         --              --              --            (4,382)         (7,011)            --
                       ------          ------          ------          -------         -------            ----
 Net income
  (loss).........      $  565          $  389          $  419          $ 6,575         $10,516            $--
                       ======          ======          ======          =======         =======            ====

                                       Blue Chip
                  -----------------------------------------------------
                                                                            Senior
                     Blue Chip                                Adjusted    Subordinated      Pro Forma
                  Historical(/6/) WFIA-AM(/7/) Lexington(/8/) Blue Chip      Notes       Adjustments(/10/)   Total
                  --------------- ------------ -------------- ---------   -----------    -----------------  --------
Statement of
 Operations:
Net broadcast
 revenue.........     $ 32,214         $451        $   294      $31,469     $   --         $    --          $101,996
Station operating
 expenses........       22,943          297            605       22,041         --             (434)(/11/)    52,313
Corporate
 expenses........        2,060          --             --         2,060         --           (1,154)(/12/)     1,080
Depreciation and
 amortization....        7,515          175            246        7,094         --           43,414(/13/)     60,244
Asset impairment
 loss............        2,560          --           2,560          --          --              --               --
                      --------         ----        -------      -------      -------       --------         --------
 Operating income
  (loss).........       (2,864)         (21)        (3,117)         274         --          (41,826)         (11,641)
Interest
 expense.........        6,321          --             --         6,321       1,221 /9/      28,499 (/14/)    36,126
Other income
 (expense), net..           39            1              4           34         --          (20,084)(/15/)   (20,019)
Income tax
 allocation......                                                               --           11,393 (/16/)       --
                      --------         ----        -------      -------     -------        --------         --------
 Net income
  (loss).........     $ (9,146)        $(20)       $(3,113)     $(6,013)    $(1,221)       $(79,016)        $(67,786)
                      ========         ====        =======      =======     =======        ========         ========


--------
 (/1/)The column represents the historical results of operations for the period ended February 28, 2000, that were obtained from unaudited financial statements.
 (/2/)The column represents the historical results of operations for the period ended June 7, 2000, the date the stations were purchased by Radio One. As these stations acquired did not prepare stand-alone financial statements, these financial statements were carved out from a larger entity and include the direct revenue and expenses charged to those stations and an allocation of those expenses which benefitted the stations but were not directly charged to the stations. As these results of operations include allocated expenses, these financial statements do not represent what the results from operations would have been if the stations operated on a stand-alone basis or what they would have been if they were owned by Radio One.
 (/3/)The column represents the historical results of operations for the period ended June 8, 2000, the date the stations were purchased by Radio One, that were obtained from unaudited financial statements of Shirk, Inc. and IBL, L.L.C.
 (/4/)The column represents the historical results of operations of the stations for the period ended August 25, 2000, the date the stations were purchased by Radio One. See the financial statements included in our Amendment No. 1 to the Current Report on Form 8-K which we filed with the SEC on April 9, 2001 (File No. 000-25969, Film No. 1598370).
 (/5/)All broadcast revenues and expenses of Richmond III for the period are recorded in the financial statements of Radio One because Radio One has a Local Marketing Agreement with Richmond III during the period.
 (/6/)The column represents the historical results of operations for the year ended December 31, 2000 for Blue Chip Broadcasting. See the Consolidated Financial Statements included in our Amendment No. 1 to the Current Report on Form 8-K which we filed with the SEC on April 9, 2001 (File No. 000-25969. Film No. 1598370).
 (/7/)The column represents the historical results of operations for the year ended December 31, 2000 for WFIA-AM owned by Blue Chip (station not acquired by Radio One).
 (/8/)The column represents the historical results of operations for the year ended December 31, 2000 for WBTF-FM and WLXO-FM in Lexington, Kentucky owned by Blue Chip (stations not acquired by Radio One).
 (/9/)To reflect the interest expense on the 8-7/8% Senior Subordinated Notes due 2011 (Notes) Notes, including the amortization of deferred financing costs related to the Notes, and the reduction in interest expense related to the repayment of a portion of the bank credit facility and the 12% Senior Subordinated Notes, calculated as follows:

   Interest expense on the Notes at 8 7/8%........................... $ 26,625
   Amortization of deferred financing costs related to the Notes of approximately $8.8 million to be amortized using the effective
    interest method..................................................    1,254
   Less: Interest expense on the bank credit facility and the 12%
    Senior Subordinated Notes........................................   26,438
   Less: Amortization of deferred financing costs on the 12% Senior
    Subordinated Notes...............................................      220
                                                                      --------
     Total........................................................... $  1,221
                                                                      ========

(/10/)Pro forma adjustments related to the sale of KJOI-AM (formerly KLUV-AM) for $16.0 million have not been included in this statement of operations as the activity for the year ended December 31, 2000 is not significant as KJOI-AM was purchased on September 25, 2000.
(/11/)To eliminate expenses which Radio One does not expect to incur going forward, which consist primarily of one time costs incurred by Blue Chip, corporate officers' salaries and other corporate expenses.
(/12/)To record additional corporate expenses of $910,000 which Radio One expects to incur related to the acquisitions and to eliminate $2,064,000 in corporate expenses which Radio One does not expect to incur going forward.
(/13/)To record additional depreciation and amortization expense that would have been recorded if the acquisitions had occurred and the payment of the additional $4.0 million purchase price of Richmond II based on the earn out provision and to eliminate amortization expense incurred by Blue Chip in connection with SFAS 142, calculated as follows:

    Excess purchase price over tangible assets acquired of WPLY-FM,
     Davis, Shirk, AMFM
    and Clear Channel amortized over 15 years......................... $58,523
    Additional purchase price paid for Richmond II of $4.0 million
     amortized over 15 years..........................................     133
    Amortization of the $3.5 million in acquisition costs over 15
     years............................................................     152
    Less: Previously recorded amortization expense....................  15,394
                                                                       -------
      Total........................................................... $43,414
                                                                       =======

     This pro forma adjustment does not include the amortization expense for the amortization of goodwill and FCC licenses related to the Blue Chip and Richmond III acquisitions because these acquisitions occurred after June 30, 2001. While amortization expense would have been recognized if these acquisitions had occurred on January 1, 2000, the amortization expense was not recognized since these acquisitions actually occurred after June 30, 2001, and we applied the standards of SFAS No. 142 to the pro forma adjustments. We did not apply the standards of SFAS No. 142 to acquisitions completed prior to June 30, 2001, as we could reasonably calculate the goodwill and FCC license amortization to eliminate but we could not reasonably measure the impairment charge, if any. Applying the new standard to amortization expense but not to the impairment charge could be meaningless or misleading.

(/14/)To reflect the interest expense on the bank credit facility, to record the amortization of deferred finance costs, to eliminate interest expenses of the entities purchased and to eliminate LMA fees paid to Richmond.

    Assumed $691.4 million used of the line of credit at 7.5% to fund the acquisitions................................................. $36,889
    Amortization of the $5.7 million in financing costs using the
     effective interest method........................................     529
    Less: Interest expense that would not have been incurred..........   6,123
    Less: LMA fees paid to Richmond...................................   2,796
                                                                       -------
      Total........................................................... $28,499
                                                                       =======

(/15/)To eliminate Radio One's historical interest income as excess cash would have been used to partially finance the acquisitions.
(/16/)To eliminate the historical tax expense as Radio One would have had a net loss as to which it would have provided a 100% valuation reserve to offset the deferred income tax benefit.

(c) To eliminate Radio One's historical tax expense as Radio One would have had a net loss as to which it would have provided a 100% valuation reserve to offset the deferred income tax benefit.
(d) Broadcast cash flow consists of operating income before depreciation, amortization, local marketing agreement fees and corporate expenses. EBITDA consists of operating income before depreciation, amortization, non-cash compensation expense and local marketing agreement fees. After-tax cash flow consists of income before income tax benefit (expense) and extraordinary items, minus net gain on sale of assets (net of tax) and the current income tax provision, plus depreciation and amortization and non-cash compensation expense. Although broadcast cash flow, EBITDA and after-tax cash flow are not measures of performance or liquidity calculated in accordance with GAAP, we believe that these measures are useful to an investor in evaluating Radio One because these measures are widely used in the broadcast industry as a measure of a radio broadcasting company's performance. Nevertheless, broadcast cash flow, EBITDA and after-tax cash flow should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Moreover, because broadcast cash flow, EBITDA and after-tax cash flow are not measures calculated in accordance with GAAP, these performance measures are not necessarily comparable to similarly titled measures employed by other companies.
(e) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenue. EBITDA margin is defined as EBITDA divided by net broadcast revenue.
(f) Cash interest expense is calculated as interest expense less non-cash interest, including the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs, for the indicated period. Cash interest expense for the pro forma ratio of EBITDA to cash interest expense excludes only the amortization of deferred financing costs.
(g) For purposes of this calculation, earnings consist of income (loss) before income taxes, extraordinary items and fixed charges. Fixed charges consist of interest expense, including the amortization of discounts on debt and the amortization of deferred financing costs and rent expense. Earnings were insufficient to cover fixed charges on a pro forma as adjusted basis for the year ended December 31, 2000, by approximately $71.2 million.

    Unaudited Pro Forma Consolidated Statement of Operations and Other Data

                                        Six Months Ended June 30, 2001
                          ---------------------------------------------------------------------------
                                             Completed         Pro Forma                        Pro
                                            Transactions    for Completed       Other        Forma as
                          Historical(a)    Adjustments(b)    Transactions    Adjustments     Adjusted
                          -------------    --------------   -------------    -----------     --------
                                                     (in thousands)
Statement of Operations
  Network broadcast
   revenue..............    $110,210          $16,428          $126,638       $    --        $126,638
  Station operating
   expenses.............      54,213           12,158            66,371            --          66,371
  Corporate expenses....       3,998               78             4,076            --           4,076
  Depreciation and
   amortization.........      62,375              700            63,075            --          63,075
                            --------          -------          --------        -------       --------
  Operating income
   (loss)...............     (10,376)           3,492            (6,884)           --          (6,884)
  Interest expense......      30,418            4,017            34,435                        34,435
  Gain on sale of
   assets...............       4,272              --              4,272            --           4,272
  Other income
   (expense),net........         --                (3)               (3)           --              (3)
  Income tax benefit....     (11,942)             --            (11,942)        11,942 (c)        --
                            --------          -------          --------        -------       --------
    Net loss before
     extraordinary
     loss ..............    $(24,580)         $  (528)         $(25,108)      $(11,942)      $(37,050)
  Extraordinary loss on
   debt retirement......      (5,207)             --             (5,207)           --          (5,207)
                            --------          -------          --------        -------       --------
    Net loss............     (29,787)            (528)          (30,315)       (11,942)       (42,257)
                            ========          =======          ========        =======       ========
Net loss applicable to
 common stockholders....    $(39,857)                                                        $(52,327)
                            ========                                                         ========

Basic and diluted
  loss per common share:
  Net income before
   extraordinary
   loss.................    $  (0.40)                                                        $  (0.50)
  Extraordinary loss....       (0.06)                                                           (0.06)
  Net loss..............       (0.46)                                                           (0.56)
Weighted average common
 shares outstanding:
  Basic and diluted.....      87,532                                                           93,368
Statement of Cash Flows:
Cash flows from:
  Operating activities..    $ 14,070
  Investing activities..      (4,082)
  Financing activities..     (21,348)
Other Data:
Broadcast cash flow(d)..    $ 55,997                                                         $ 60,267
Broadcast cash flow
 margin(e)..............        50.8                                                             47.6 %
EBITDA(d)...............    $ 52,474                                                           56,666
EBITDA margin(e)........        47.6 %                                                           44.7 %
After tax cashflow(d)...    $ 16,078                                                         $ 16,669
Cash interest
 expense(f).............      24,788                                                           28,301
Capital expenditures....       2,840                                                            3,079

Ratio of EBITDA to interest expenses....................................... 1.6x
Ratio of EBITDA to cash interest expense(f)................................ 2.0x
Ratio of earnings to fixed charges(g)...................................... --

Footnotes for the Unaudited Pro Forma Consolidated Statement of Operations and Other Data for the Six Months Ended June 30, 2001

(a) See the consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 which we filed with the SEC on August 14, 2001 (File No. 000-25969, Film No. 1714323).
(b) The table below gives effect to the acquisitions completed as of August 23, 2001.

                                                                                               Senior
                           Richmond III      Blue Chip     WFIA-                 Adjusted    Subordinated   Pro Forma
                          Historical(/1/) Historical(/2/) AM(/3/) Lexington(/4/) Blue Chip     Notes       Adjustments      Total
                          --------------- --------------- ------- -------------- ---------   ------------  -----------     -------
Statement of Operations:
Net broadcast revenues..       $--            $16,542     $  77       $  37       $16,428     $  --         $  --         $16,428
Station operating
 expenses...............        --             12,302        46          98        12,158        --            --          12,158
Corporate expenses......        --              1,323        --         --          1,323        --         (1,245)(/6/)       78
Depreciation and
 amortization...........        --              3,915        41          32         3,842        --         (3,142)(/7/)      700
                               ----           -------     -----       -----       -------     ------        ------        -------
  Operating loss........        --               (998)      (10)        (93)         (895)       --          4,387          3,492
Interest expense........        --              2,855       --          --          2,855        753(/5/)      409 (/8/)    4,017
Other loss..............        --               (574)     (433)       (138)           (3)       --                            (3)
                               ----           -------     -----       -----       -------     ------        ------        -------
  Net loss..............       $--            $(4,427)    $(443)      $(231)      $(3,753)    $ (753)       $3,978        $  (528)
                               ====           =======     =====       =====       =======     ======        ======        =======

--------
(/1/) All broadcast revenues and expenses of Richmond III for the period are recorded in the financial statements of Radio One because Radio One has a Local Marketing Agreement with Richmond III during the period.
(/2/) The column represents the historical results of operations for the six months ended June 30, 2001 for Blue Chip Broadcasting. See the Unaudited Consolidated Financial Statements included elsewhere in this report.
(/3/) The column represents the historical results of operations for the period from January 1, 2001 to March 16, 2001 for WFIA-AM owned by Blue Chip (station not acquired by Radio One).
(/4/) The column represents the historical results of operations for the six months ended June 30, 2001 for WBTF-FM and WLXO-FM in Lexington, Kentucky owned by Blue Chip (stations not acquired by Radio One).
(/5/) To reflect the interest expense on the Notes, including the amortization of deferred financing costs related to the Notes, and the reduction in interest expense related to repayment of a portion of the bank credit facility and the 12% Senior subordinated Notes, calculated as follows:

   Interest expense on the Notes at 8 7/8.............................. $10,132
   Amortization of deferred financing costs related to the Notes of approximately $8.8 million to be amortized using the effective
    interest method....................................................     504
   Less: Interest expense on the bank credit facility and the 12%
    Senior Subordinated Notes..........................................   9,799
   Less: Amortization of deferred financing costs on the 12% Senior
    Subordinated Notes.................................................      84
                                                                        -------
     Total............................................................. $   753
                                                                        =======

(/6/) To eliminate expenses which Radio One does not expect to incur going forward, which consist primarily of one time costs incurred by Blue Chip, corporate officers' salaries and other corporate office expenses.
(/7/) To eliminate amortization expense of $3,142 recorded by Blue Chip in accordance with SFAS 142.
(/8/) To reflect the interest expense on the bank credit facility, and to eliminate LMA fees paid by Radio One:

   Assumed $129.1 million used of the bank credit facility at 7.0% to fund the acquisitions............................................ $4,520
   Less: LMA Fees paid to Richmond III...............................  1,398
   Less: Interest expense that would not have been incurred on outstanding debt.................................................  2,713
                                                                      ------
     Total........................................................... $  409
                                                                      ======

                                      14

(c) To eliminate Radio One's historical tax benefit as Radio One would have reversed all of its deferred tax liabilities, thereby not recognizing a tax benefit.
(d) Broadcast cash flow consists of operating income before depreciation, amortization, local marketing agreement fees and corporate expenses. EBITDA consists of operating income before depreciation, amortization, non-cash compensation expense and local marketing agreement fees. After tax cash flow consists of income before income tax benefit (expense) and extraordinary items, minus net gain on sale of assets (net of tax) and the current income tax provision, plus depreciation and amortization expense, non-cash compensation expense, non-cash interest expense and non-cash loss/(gain) on investments. Although broadcast cash flow, EBITDA and after tax cash flow are not measures of performance or liquidity calculated in accordance with GAAP, we believe that these measures are useful to an investor in evaluating Radio One because these measures are widely used in the broadcast industry as a measure of a radio broadcasting company's performance. Nevertheless, broadcast cash flow, EBITDA and after tax cash flow should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Moreover, because broadcast cash flow, EBITDA and after tax cash flow are not measures calculated in accordance with GAAP, these performance measures are not necessarily comparable to similarly titled measures employed by other companies.
(e) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenue. EBITDA margin is defined as EBITDA divided by net broadcast revenue.
(f) Cash interest expense is calculated as interest expense less non-cash interest, including the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs, for the indicated period. Cash interest expense for the pro forma ratio of EBITDA to cash interest expense excludes only the amortization of deferred financing costs.
(g) For purposes of this calculation, earnings consist of income (loss) before income taxes, extraordinary items and fixed charges. Fixed charges consist of interest expense, including the amortization of discounts on debt and the amortization of deferred financing costs and rent expense. Earnings were insufficient to cover fixed charges on a pro forma as adjusted basis for the three months ended June 30, 2001, by approximately $37.1 million.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                         As of June 30, 2001
                          --------------------------------------------------------------------------
                                                          Proforma
                            Radio One     Completed     for Completed      Pending         Proforma
                          Historical(a) Transactions(b)  Transactions   Transactions     as Adjusted
                          ------------- --------------- -------------   ------------     -----------
                                            (in thousands)
         ASSETS
Current Assets:
  Cash and cash
   equivalents..........   $    9,519      $ (7,518)   $    2,001             --       $    2,001
  Trade accounts
   receivable, net......       50,047         7,506        57,553             --           57,553
  Prepaid expenses and
   other................        4,915           960         5,875             --            5,875
  Income tax
   receivable...........        2,000           --          2,000             --            2,000
  Deferred income
   taxes................        2,476           --          2,476             --            2,476
                           ----------      --------    ----------         -------      ----------
    Total current
     assets.............       68,957           948        69,905             --           69,905
Property and equipment,
 net....................       27,773         7,572        35,345             --           35,345
Intangible assets, net..    1,594,732       211,177     1,805,909          55,000 (c)   1,860,909
Other assets............       17,260        (4,733)       12,527          (2,750)(c)       9,777
                           ----------      --------    ----------         -------      ----------
    Total assets........   $1,708,722      $214,964    $1,923,686         $52,250      $1,975,936
                           ==========      ========    ==========         =======      ==========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and
   accrued expenses.....   $   25,398      $  4,058    $   29,456             --       $   29,456
  Other current
   liabilities..........        2,102           --          2,102             --            2,102
                           ----------      --------    ----------         -------      ----------
    Total current
     liabilities........       27,500         4,058        31,558             --           31,558
  Bank Credit Facility..      350,000       129,144       479,144          52,250 (c)     531,394
  8 7/8% Senior
   Subordinated Notes...      300,000           --        300,000             --          300,000
  Other debt............           57            62           119             --              119
  SWAP agreements
   liability............        9,733           --          9,733             --            9,733
  Deferred tax
   liability............       10,059           --         10,059             --           10,059
                           ----------      --------    ----------         -------      ----------
    Total liabilities...      697,349       133,264       830,613          52,250         882,863
                           ----------      --------    ----------         -------      ----------
Stockholders' Equity
 (Deficit):
  Preferred stock.......          --            --            --              --              --
  Class A common stock..           23           --             23             --               23
  Class B common stock..            3           --              3             --                3
  Class C common stock..            3           --              3             --                3
  Class D common stock..           60           --             60             --               60
  Accumulated
   comprehensive income
   adjustments..........       (6,570)          --         (6,570)            --           (6,570)
  Stock subscriptions
   receivable...........      (30,110)          --        (30,110)            --          (30,110)
  Additional paid in
   capital..............    1,127,515        81,700     1,209,215             --        1,209,215
  Accumulated deficit...      (79,551)          --        (79,551)            --          (79,551)
                           ----------      --------    ----------         -------      ----------
    Total stockholders'
     equity.............    1,011,373        81,700     1,093,073             --        1,093,073
                           ----------      --------    ----------         -------      ----------
    Total liabilities
     and stockholders'
     equity.............   $1,708,722      $214,964    $1,923,686         $52,250      $1,975,936
                           ==========      ========    ==========         =======      ==========

--------
(a) See the Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 which we filed with the SEC on August 14, 2001 (File No. 000-25969, Film No. 1714323).

(b) The table below gives effect to the completed transactions as of August 23, 2001 as if they had occurred on June 23, 2001.

                                       -------------------------------------------------------------------------------
                                        Blue Chip      WFIA-AM      Lexington   Adjusted  Richmond III     Atlanta
                                      Historical(1) Historical(2) Historical(2) Blue Chip Historical(3) Historical(4)
                                      ------------- ------------- ------------- --------- ------------- -------------
         ASSETS
    Current Assets:
     Cash and cash equivalents.......    $   144        $ --         $  (15)     $   159      $ --          $ --
     Trade accounts receivable, net..      7,507          --              1        7,506        --            --
     Prepaid expenses and other......        960          --            --           960        --            --
                                         -------        -----        ------      -------      -----         -----
      Total current assets...........      8,611          --            (14)       8,625        --            --
     Property and equipment, net.....      7,680          --            108        7,572        --            --
     Intangible assets, net..........     75,061          --            448       74,613        --            --
     Other assets....................      1,660          --            --         1,660        --            --
                                         -------        -----        ------      -------      -----         -----
      Total assets...................    $93,012        $ --         $  542      $92,470      $ --          $ --
                                         =======        =====        ======      =======      =====         =====
     LIABILITIES AND
   STOCKHOLDERS' EQUITY
    Current Liabilities:
     Accounts payable and accrued
      expenses.......................    $ 4,290        $ --         $  232      $ 4,058      $ --          $ --
     Current portion of debt.........      3,268          --            --         3,268        --            --
                                         -------        -----        ------      -------      -----         -----
      Total current liabilities......      7,558          --            232        7,326        --            --
     Long-term debt and accrued
      interest.......................     47,801          --            --        47,801        --            --
     Other debt......................         62          --            --            62        --            --
                                         -------        -----        ------      -------      -----         -----
      Total liabilities..............     55,421          --            232       55,189        --            --
                                         -------        -----        ------      -------      -----         -----
    Redeemable common stock..........     72,347          --            --        72,347        --            --
                                         -------        -----        ------      -------      -----         -----
    Stockholders' Equity:
     Common Stock....................         10          --            --            10        --            --
     Additional Paid-in Capital......        --           --            --           --         --            --
     Accumulated (Deficit) Equity....    (34,766)         --            310      (35,076)       --            --
                                         -------        -----        ------      -------      -----         -----
      Total stockholders' (deficit)
       equity........................    (34,756)         --            310      (35,066)       --            --
                                         =======        =====        ======      =======      =====         =====
      Total liabilities, redeemable
       common stock and
       stockholders' equity..........    $93,012        $ --         $  542      $92,470      $ --          $ --
                                         =======        =====        ======      =======      =====         =====
                                      -------------------------
                                      Acquisition
                                      Adjustments      Total
                                      -----------     ---------
         ASSETS
    Current Assets:
     Cash and cash equivalents.......  $ (7,677)(/5/) $ (7,518)
     Trade accounts receivable, net..       --           7,506
     Prepaid expenses and other......       --             960
                                       --------       ---------
      Total current assets...........    (7,677)           948
     Property and equipment, net.....       --           7,572
     Intangible assets, net..........   136,564 (/6/)  211,177
     Other assets....................    (6,393)(/5/)   (4,733)
                                       --------       ---------
      Total assets...................  $122,494       $214,964
                                       ========       =========
     LIABILITIES AND
    STOCKHOLDERS' EQUITY
    Current Liabilities:
     Accounts payable and accrued
      expenses.......................  $    --        $  4,058
     Current portion of debt.........    (3,268)(/7/)      --
                                       --------       ---------
      Total current liabilities......    (3,268)         4,058
     Long-term debt and accrued
      interest.......................    81,343 (/7/)  129,144
     Other debt......................       --              62
                                       --------       ---------
      Total liabilities..............    78,075        133,264
                                       --------       ---------
    Redeemable common stock..........   (72,347)(/8/)       --
                                       --------       ---------
    Stockholders' Equity:
     Common Stock....................       (10)(/8/)       --
     Additional Paid-in Capital......    81,700 (/9/)   81,700
     Accumulated (Deficit) Equity....    35,076 (/8/)       --
                                       --------       ---------
      Total stockholders' (deficit)
       equity........................   116,766         81,700
                                       ========       =========
      Total liabilities, redeemable
       common stock and
       stockholders' equity..........  $122,494       $214,964
                                       ========       =========

--------
(/1/) This column represents the historical balance sheet as of June 30, 2001.
      See the unaudited financial statements included elsewhere in this report. (/2/) These columns represent the historical balance sheet information related to WFIA-AM and WBTF-FM and WLXO-FM in Lexington, Kentucky. These stations are included in Blue Chip historical numbers but are not being acquired by Radio One. The balance sheet information is deducted. The assets of WFIA-AM were sold by Blue Chip in March 2001, thus only the income statement balances are deducted in the pro formas. The assets of WBTF-FM were sold by Blue Chip in June 2001, thus only the income statement balances are deducted in the pro formas.

(/3/) All broadcast assets and liabilities as of June 30, 2001, except for the stations' FCC licenses of Richmond III and certain tangible assets, are recorded in the financial statements of Radio One as Radio One has an LMA agreement with respect to Richmond III. The FCC license and tangible assets are pro forma adjusted in Note 6.
(/4/) Historical financials related to the Atlanta acquisition have not been included in this pro forma balance sheet because Radio One has determined that this acquisition is a purchase of the license only.
(/5/) To reflect the use of cash as follows:

   Additional debt assumed to finance the Blue Chip and Richmond
    III acquisitions............................................... $129,144
   Escrow deposit for the Blue Chip and Richmond III acquisition...    6,393
   Less:
   Assumed cash to be paid for Blue Chip acquisition...............  108,300
   Purchase price for Richmond III acquisition.....................   34,000
   Additional deferred financing costs associated with the Notes...      914
                                                                    --------
     Total......................................................... $ (7,677)
                                                                    ========


(/6/) To record estimated intangible assets booked as a result of the completed acquisitions and additional deferred financing costs associated with Notes, calculated as follows:

   Purchase price..................................................... $224,000
   Less: Net tangible assets..........................................   13,737
                                                                       --------
   Intangibles acquired...............................................  210,263
   Less: Intangibles previously recorded..............................   74,613
   Plus: Additional deferred financing costs associated with Notes ...      914
                                                                       --------
     Total............................................................ $136,564
                                                                       ========

(/7/) To eliminate debt related to the Blue Chip acquisition as Radio One is not acquiring the debt and to reflect additional borrowings of $129.1 million on the bank facility to finance the acquisitions.
(/8/) To eliminate the Blue Chip equity balances.
(/9/) To reflect the 5,836 shares of class D common stock at $14 per share issued to Blue Chip in the acquisition.

(c)   To reflect the pending Atlanta acquisition:

   Purchase price of Atlanta acquisition...........................   $55,000
   Less: Acquisition Deposits......................................    (2,750)
                                                                      -------
   Additional Debt to be assumed for Atlanta Acquisition...........   $52,250
                                                                      =======

     (c)  Exhibits.

          None

                                  SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 23, 2001.

                                       RADIO ONE, INC.

                                            /s/ Scott R. Royster
                                       -----------------------------------------
                                       By:  Scott R. Royster
                                       Its: Chief Financial Officer and
                                            Executive Vice President

                                      20